EXHIBIT 99

                                 Consolidated Financial Statements

                                 Bank of Hawaii and subsidiaries

                         Years ended December 31, 1994, 1993 and 1992

                                 with Report of Independent Auditors





































                                 Bank of Hawaii and subsidiaries

                                 Consolidated Financial Statements

                         Years ended December 31, 1994, 1993 and 1992




                                                 Contents

Report of Independent Auditors. . . . . . . . . . . . . . .8

Consolidated Statements of Condition. . . . . . . . . . . .9

Consolidated Statements of Income . . . . . . . . . . . . 11

Consolidated Statements of Shareholder's Equity . . . . . 12

Consolidated Statements of Cash Flows . . . . . . . . . . 13

Notes to Consolidated Financial Statements. . . . . . . . 15


































                         Report of Independent Auditors

Board of Directors
Bank of Hawaii

We have audited the accompanying consolidated statements of condition of Bank of Hawaii and subsidiaries as of December 31, 1994, 1993 and 1992, and the related consolidated statements of income, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bank of Hawaii and subsidiaries at December 31, 1994, 1993 and 1992, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 11 to the financial statements, in 1993 and 1992 the Company changed its method of accounting for certain investments in debt and equity securities and income taxes, respectively.


                                            ERNST & YOUNG LLP


January 19, 1995

                                Bank of Hawaii and subsidiaries

                              Consolidated Statements of Condition
                                                               December 31
                                                 1994             1993             1992
                                                             (In Thousands)
Assets
Interest-bearing deposits                $   718,458      $   821,043      $ 1,340,257
Investment securities
    -Held to maturity (market value of
    $1,654,344, $2,723,968, and
    $3,013,263, in 1994, 1993 and
    1992, respectively)                    1,703,085        2,687,091        2,941,497
    -Available for sale                    1,340,163          870,495                -
Securities purchased under agreements
    to resell                                      -                -          420,000
Funds sold                                    55,899           57,699          195,569

Loans:                                     6,743,547        6,247,134        6,098,532
    Unearned income                         (127,524)        (131,501)        (124,244)
    Reserve for possible loan losses        (131,323)        (107,568)        (112,018)
                                        -------------    -------------    -------------
Net loans                                  6,484,700        6,008,065        5,862,270
                                        -------------    -------------    -------------
Total earning assets                      10,302,305       10,444,393       10,759,593

Cash and non-interest bearing deposits       497,692          388,454          384,510
Advances to affiliates                        28,000                -                -
Premises and equipment                       203,696          148,035          136,655
Customers' acceptance liability               17,776            8,475           26,041
Accrued interest receivable                   69,984           75,934           87,351
Other real estate                                165            3,093            3,820
Goodwill                                      52,784           55,980              262
Trading securities                            13,224           73,476          111,820
Other assets                                 102,736           94,331          102,719
                                        -------------    -------------    -------------

Total assets                             $11,288,362      $11,292,171      $11,612,771
                                        =============    =============    =============

                                                               December 31
                                                 1994             1993             1992
                                                             (In Thousands)
Liabilities and shareholder's equity
Domestic deposits:
    Demand--non-interest bearing        $  1,416,679     $  1,390,657     $  1,243,751
    Demand--interest bearing               1,489,716        1,643,251        1,741,224
    Savings                                  998,613        1,088,165        1,008,124
    Time                                   1,259,082        1,279,191        1,936,063
Foreign deposits                           1,230,047          980,918        1,164,177
                                        -------------    -------------    -------------
Total deposits                             6,394,137        6,382,182        7,093,339

Securities sold under agreements to
    repurchase                             2,133,099        2,508,850        2,294,608
Funds purchased                              609,574          748,500        1,113,356
Other short-term borrowings                  406,711          390,689          165,857
Bank's acceptances outstanding                17,776            8,475           26,041
Accrued pension costs                         23,353           24,367           25,324
Accrued interest payable                      47,154           32,736           30,790
Income taxes payable                         116,996          136,194          107,928
Other liabilities                             62,268           69,400           70,791
Long-term debt                               698,172          224,370                -
                                        -------------    -------------    -------------
Total liabilities                         10,509,240       10,525,763       10,928,034

Shareholder's equity:
    Capital stock ($8 par value),
      authorized 1,875,000 shares;
      outstanding 1,863,516.5 shares
      each year                               14,908           14,908           14,908
    Surplus                                  420,341          419,820          419,820
    Unrealized valuation adjustments         (18,326)            (152)          (3,248)
    Retained earnings                        362,199          331,832          253,257
                                        -------------    -------------    -------------
Total shareholder's equity                   779,122          766,408          684,737
                                        -------------    -------------    -------------
Total liabilities and shareholder's
    equity                               $11,288,362      $11,292,171      $11,612,771
                                        =============    =============    =============

See accompanying notes.

                                Bank of Hawaii and subsidiaries

                               Consolidated Statements of Income
                                                         Year ended December 31
                                                 1994             1993             1992
                                                             (In Thousands)
Interest income
Interest on loans                           $454,257         $410,373         $421,033
Loan fees                                     28,351           33,548           30,283
Income on lease financing                     13,212           16,611           16,957
Interest and dividends on investment securities:
    Taxable                                  129,933          197,055          185,720
    Nontaxable                                 1,561            2,257            4,258
Income on investment securities available for
    sale                                      53,960            5,947                -
Interest on deposits                          35,807           41,220           48,997
Interest on security resale agreements             -            2,934           12,507
Interest on funds sold                         2,367            2,269            8,180
                                        -------------    -------------    -------------
Total interest income                        719,448          712,214          727,935

Interest expense
Interest on deposits                         170,598          174,496          264,084
Interest on security repurchase agreements    98,507           87,839           39,206
Interest on funds purchased                   25,376           24,365           28,868
Interest on short-term borrowings             12,300            8,504           10,877
Interest on long-term debt                    21,427            5,745               32
                                        -------------    -------------    -------------
Total interest expense                       328,208          300,949          343,067

Net interest income                          391,240          411,265          384,868
Provision for possible loan losses            21,764           52,009           48,503
                                        -------------    -------------    -------------
Net interest income after provision for
    possible loan losses                     369,476          359,256          336,365

Non-interest income
Trust income                                  48,658           40,925           30,519
Service charges on deposit accounts           27,461           25,637           24,113
Fees, exchange and other service charges      42,549           38,690           35,956
Other operating income                        23,098           12,968           17,231
Investment securities gains (losses)         (17,693)           9,219            2,566
                                        -------------    -------------    -------------
Total non-interest income                    124,073          127,439          110,385

Non-interest expense
Salaries                                     127,058          123,023          114,701
Pensions and other employee benefits          39,228           39,205           36,370
Net occupancy expense of premises             34,124           33,491           29,866
Net equipment expense                         29,539           26,260           23,577
Other operating expense                       96,488           78,633           73,200
                                        -------------    -------------    -------------
Total non-interest expense                   326,437          300,612          277,714
                                        -------------    -------------    -------------
Income before income taxes                   167,112          186,083          169,036
Provision for income taxes                    67,330           70,909           65,501
                                        -------------    -------------    -------------
Income before cumulative effect of
    accounting change                         99,782          115,174          103,535
Cumulative effect of accounting change             -                -           10,762
                                        -------------    -------------    -------------
Net income                                  $ 99,782         $115,174         $114,297
                                        =============    =============    =============

See accompanying notes.

                                    Bank of Hawaii and subsidiaries

                           Consolidated Statements of Shareholder's Equity
                                                                            Unrealized
                                                     Capital                 Valuation     Retained
                                          Total        Stock      Surplus   Adjustment     Earnings
                                                   (In Thousands Except Per Share Amounts)
Balance at December 31, 1991
    (1,863,516.5 shares)              $605,793       $14,908     $419,820     $(2,370)    $173,435

Changes during 1992:
    Net income                         114,297             -            -           -      114,297
    Foreign exchange translation
      adjustment                          (878)            -            -        (878)           -
    Cash dividends paid of $18.50 per
      share                            (34,475)            -            -           -      (34,475)
                                     ----------   ----------   ----------   ----------   ----------
Balance at December 31, 1992
    (1,863,516.5 shares)               684,737        14,908      419,820      (3,248)     253,257

Changes during 1993:
    Net income                         115,174             -            -           -      115,174
    Unrealized valuation adjustments:
      Investment securities              3,166             -            -       3,166            -
      Foreign exchange translation
        adjustment                         (70)            -            -         (70)           -
    Cash dividends paid of $19.64 per
      share                            (36,599)            -            -           -      (36,599)
                                     ----------   ----------   ----------   ----------   ----------
Balance at December 31, 1993
    (1,863,516.5 shares)               766,408        14,908      419,820        (152)     331,832

Changes during 1994:
    Net income                          99,782             -            -           -       99,782
    Unrealized valuation adjustments:
      Investment securities            (20,634)            -            -     (20,634)           -
      Foreign exchange translation
        adjustment                       2,460             -            -       2,460            -
    Cash dividends paid of $37.25 per
      share                            (69,415)            -            -           -      (69,415)
    Contribution of Bancorp
      Investment Group from Bancorp
      Hawaii, Inc.                         521             -          521           -            -
                                     ----------   ----------   ----------   ----------   ----------
Balance at December 31, 1994
    (1,863,516.5 shares)              $779,122       $14,908     $420,341    $(18,326)    $362,199
                                     ==========   ==========   ==========   ==========   ==========

See accompanying notes.

                                    Bank of Hawaii and subsidiaries

                                Consolidated Statements of Cash Flows
                                                                     Year ended December 31
                                                              1994             1993             1992
                                                                          (In Thousands)
Operating activities
Net income                                           $     99,782      $   115,174     $    114,297
Adjustments to reconcile net income to net
    cash provided by operating activities:
        Provision for loan losses                          21,764           52,009           48,503
        Depreciation and amortization                      24,361           19,787           15,519
        Deferred income taxes                             (15,734)          20,640            6,915
        Realized and unrealized investment
          security losses (gains)                               -              737           (2,107)
        Realized losses (gains) on investment
          securities available for sale                    14,902           (9,025)               -
        Net decrease (increase) in trading
          securities                                          252           (2,482)            (641)
        Amortization of lease income                      (25,720)         (29,108)         (19,887)
        Amortization of loan fee income                   (10,583)         (12,983)         (12,296)
        Decrease (increase) in interest receivable          5,950           11,417           (1,236)
        Increase (decrease) in interest payable            14,418            1,946          (12,434)
        Decrease (increase) in other assets                 9,569           13,110          (29,642)
        Decrease in other liabilities                      (5,063)          (8,235)          (5,834)
                                                     -------------    -------------    -------------
Net cash provided by operating activities                 133,898          172,987          101,157

Investing activities
Proceeds from redemptions of investment securities
    held to maturity                                    1,488,678          909,192          879,217
Purchases of investment securities held to maturity      (504,672)      (1,522,665)      (1,362,422)
Proceeds from sales of investment securities
    available for sale                                    565,870          849,853                -
Proceeds from redemptions of investment securities
    available for sale                                     95,000                -                -
Purchases of investment securities available for sale  (1,091,975)        (697,892)        (100,043)
Net decrease (increase) in interest-bearing deposits
    placed in other banks                                 102,585          519,214         (280,072)
Net decrease (increase) in funds sold                       1,800          454,977         (282,433)
Net increase in loans                                    (433,998)        (155,713)        (201,627)
Purchases of premises and equipment                       (74,049)         (28,102)         (29,708)
Proceeds from sale of premises and equipment                2,518              336              757
Purchase of American Financial Services of Hawaii, Inc.,
    net of cash acquired                                        -          (48,990)               -
Purchase of Banque d'Hawaii (Vanuatu), Ltd., net of
    cash and non-interest bearing deposits acquired        39,963                -                -
Purchase of National Bank of Solomon Islands, net of
    cash and non-interest bearing deposits acquired          (315)               -                -
Contribution of Bancorp Investment Group from
    Bancorp Hawaii, Inc.                                      521                -                -
                                                     -------------    -------------    -------------
Net cash provided (used) by investing activities          191,926          280,210       (1,376,331)
                                                     -------------    -------------    -------------
Carry forward                                             325,824          453,197       (1,275,174)

See accompanying notes.

                                                                      Year ended December 31
                                                              1994             1993             1992
                                                                          (In Thousands)
Brought forward                                         $ 325,824        $ 453,197      $(1,275,174)

Financing activities
Net decrease in demand, savings and time deposits         (96,778)        (711,157)        (759,175)
Proceeds from lines of credit and long-term debt          480,122          224,846                -
Principal payments on lines of credit and long-term
    debt                                                   (6,320)            (476)            (921)
Net (decrease) increase in short-term borrowings         (498,655)          74,203        1,975,303
Net increase in advance to affiliates                     (28,000)               -                -
Cash dividends                                            (69,415)         (36,599)         (34,475)
                                                     -------------    -------------    -------------
Net cash (used) provided by financing activities         (219,046)        (449,183)       1,180,732

Effect of exchange rate changes on cash                     2,460              (70)            (878)
                                                     -------------    -------------    -------------
Increase (decrease) in cash and non-interest bearing
    deposits                                              109,238            3,944          (95,320)
Cash and non-interest bearing deposits at beginning
    of year                                               388,454          384,510          479,830
                                                     -------------    -------------    -------------
Cash and non-interest bearing deposits at end of year   $ 497,692        $ 388,454      $   384,510
                                                     =============    =============    =============

See accompanying notes.

Bank of Hawaii and subsidiaries

Notes to Consolidated Financial Statements

December 31, 1994, 1993 and 1992


1. Summary of Significant Accounting Policies

The accounting principles followed by Bank of Hawaii (a subsidiary of Bancorp Hawaii, Inc. "Bancorp") and its subsidiaries and the methods of applying those principles conform with generally accepted accounting principles and with general practice within the banking industry. Certain accounts have been reclassified to conform with the 1994 presentation. The significant policies are summarized below.

Consolidation

The consolidated financial statements include the accounts of Bank of Hawaii and its subsidiaries (the Bank). Significant intercompany accounts have been eliminated in consolidation.

Accounting Changes

In May 1993, the Financial Accounting Standards Board (FASB) issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan." The statement addresses the accounting by creditors for impairment of certain loans and requires these loans be measured based on the present value of expected future cash flows or if the loan is collateral dependent, the fair value of the collateral. This is a significant change from the currently applied rules for both generally accepted accounting principles and regulatory reporting. In October 1994, the FASB issued Statement No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," that amended Statement No. 114 by eliminating provisions for reporting income on impaired loans by Creditors and clarifying disclosure requirements. The Bank has elected to implement the provisions of Statement No 114, as amended, effective January 1, 1995. At this time, the impact of adopting the new rules on the Bank's financial position or results of operation is not expected to be material.


Acquisition

In December 1994, Bank of Hawaii acquired a 51% interest in the National Bank of Solomon Islands (NBSI) for $4.8 million. The acquisition has been accounted for using the purchase method. At year-end, NBSI financial results have been included in the consolidated totals. Total assets of NBSI were $50.3 million at year-end 1994. Goodwill recorded in this transaction was $2.4 million and is being amortized over 15 years.

On May 7, 1993, Bank of Hawaii finalized the purchase of 100% of the shares of American Financial Services of Hawaii, Inc. (AFS), a trust holding company whose wholly owned subsidiaries are Bishop Trust Company, Limited and American Trust Company of Hawaii, Inc.
 AFS administered $2.7 billion in trust assets at the acquisition date. The acquisition has been accounted for under the purchase method for the approximately $4 million of assets of AFS. Goodwill recorded in this transaction is being amortized on a straight-line basis over 15 years. In 1994, AFS was merged into Hawaiian Trust Company, Limited.

Also in December 1993, Bank of Hawaii purchased 80% of Banque Indosuez Vanuatu, Limited for $12.1 million. Its name was changed to Banque d'Hawaii (Vanuatu), Limited. For 1994, the Banque d'Hawaii (Vanuatu), Limited's financial results have been included in the consolidated financial statements and effective January 1, 1994, Vanuatu was accounted for as a purchase.

In conjunction with these acquisitions, liabilities were assumed as follows:

                                                              1994            1993             1992
                                                                         (In Thousands)
Assets acquired                                          $132,855         $65,002            $    -
Cash paid for capital stock                               (16,913)        (51,500)                -
                                                     -------------   -------------    -------------
Liabilities assumed                                      $115,942         $13,502            $    -
                                                     =============   =============    =============

Cash and Non-Interest Bearing Deposits

Cash and non-interest bearing deposits include the amounts due from other financial institutions as well as in-transit clearings.
Under the terms of the Depository Institution Deregulation and Monetary Control Act, the Bank is required to place reserves with the Federal Reserve Bank based on the amount of deposits held. The Bank, along with the other banks in the State of Hawaii, was allowed to phase into this reserve requirement, with such phase-in to be completed by 1993. For 1994, 1993 and 1992, the average amount of these reserve balances were $156,892,000, $165,041,000, and $134,592,000, respectively.

Income Taxes

The Bank files a consolidated federal income tax return with Bancorp Hawaii, Inc. and its domestic subsidiaries. Deferred income taxes are provided to reflect the tax effect of temporary differences between financial statement carrying amounts and the corresponding tax bases of assets and liabilities.

The Bank's tax sharing policy provides for the settlement of income taxes between each entity as if each one had filed a separate return. Payments are made to Bancorp by each entity with tax liabilities, and entities which generate tax benefits receive payments for the benefits as used. Deferred taxes are recorded on the books of the entity which generated the temporary difference.

For lease arrangements, which are accounted for by the financing method, investment tax credits are deferred and amortized over the lives of the respective leases.

Intangible Assets and Amortization

The excess of cost over the fair market value of tangible assets and liabilities purchased in various transactions by the Bank is being amortized using the straight-line method over various periods not exceeding 15 years. The amortization expense of these intangibles was $4,559,000 $2,260,000 and $36,000 for 1994, 1993
and 1992, respectively. As of December 31, 1994, the accumulated amortization totaled $6,945,000.

Interest Rate and Foreign Currency Risk Management

The Bank has entered into various off-balance-sheet transactions, primarily interest rate swap agreements, for interest rate risk exposure management purposes. The Bank's objective in managing interest-rate exposure is to maintain a targeted mix of assets and liabilities that mature or reprice over a one year time horizon. However, the extent of rate sensitivity can vary within the intervening time periods. Management's asset/liability management strategy is intended to limit the impact of changes in interest rates on net income. Interest rate swaps are primarily used to modify the interest rate sensitivity of short term assets or long term liabilities (both deposits and debt).

As a result of having various foreign operations, the Bank is exposed to the effect of foreign exchange rate fluctuations on the U.S. dollar value. The Bank has purchased foreign currency forward contracts to minimize the effect of fluctuating foreign currencies on its reported income. The forward contracts qualify as hedges for financial reporting purposes as they are tied to specific foreign loans and their repayment. Although the volatility of income over the entire twelve month period is reduced, increased volatility may be reported during interim periods.

Valuation adjustments on foreign exchange swap and forward contracts are recognized through the income statement as a component of foreign currency gain or loss.

International Operations

International operations include certain activities located domestically in the International Division, as well as branches and subsidiaries domiciled outside the United States. The activities of branches located in the Southern and Western Pacific which are denominated in U.S. dollars are classified as domestic.

Investment Securities

The method followed in determining the cost of investments sold was based on identified certificates for each of the three years ending December 31, 1994.

The Bank adopted the provisions of SFAS No. 115, "Accounting for
Certain Investments in Debt and Equity Securities," affecting the statement of condition as of December 31, 1993, by reclassifying investment securities into the following categories.

Investment Securities Held to Maturity are securities intended to be held for the full term of the security. These securities are stated at cost adjusted for amortization of premium and accretion of discount. Restricted equity securities represent Federal Home Loan Bank shares recorded at par, which is also fair value.

Investment Securities Available for Sale are recorded at market value with the unrealized gains and losses recorded as a valuation adjustment in equity, net of taxes. The market value of mortgage-backed securities are based on quoted market prices. In 1992 and 1993, these assets were recorded at the lower of cost or market with valuation adjustments reflected as a charge against income.

Trading Securities are securities purchased and held principally for the purpose of selling them in the near term. The trading securities portfolio was comprised primarily of debt securities which have been recorded at market value. Changes in market value are recognized as a securities gain or loss through the income statement. During 1994 and 1993, the net gain (loss) from the trading securities portfolio was ($750,000) and $980,000, respectively, and is recognized as a component of investment securities gains/losses in the income statement. Income from the trading securities was $576,000 and $655,000 for 1994 and 1993, respectively, and is included as part of other operating income.

Loans

Loans are carried at the principal amount outstanding. Interest income is generally recognized on the accrual basis. Loan fees are considered in the yields and amortized.

The Bank's policy is to place loans on nonaccrual as soon as a loan is delinquent over 90 days, unless unusual treatment is indicated by the type of borrowing agreement and/or collateral. At the time a loan is placed on nonaccrual, all accrued but unpaid interest is reversed against current earnings. Subsequent payments received are generally applied to reduce the principal balance.

Other Real Estate

Other real estate is comprised of properties acquired through foreclosure proceedings. These properties are carried at the lower of cost or fair market value based on current appraisals. Losses arising at the time of acquisition of such property acquired through foreclosure are charged against the reserve for possible loan losses. Subsequent re-evaluation of the properties, which indicate reduced value and carrying costs, are recognized through charges to operating expenses.

Premises and Equipment

Premises and equipment include the cost of land, buildings, machinery and equipment, and significant improvements thereto.
They are stated on the basis of cost less allowances for depreciation and amortization.

The annual provisions for depreciation on premises and improvements, and equipment have been computed using lives of two to fifty years and three to ten years, respectively, under the straight-line method.

Provision for Possible Loan Losses

The provision for possible loan losses is maintained at a level considered adequate to provide for potential losses. The provision charged to operating expenses is based on management's evaluation of potential losses in the loan and lease portfolios and consideration of economic conditions.

Shareholder's Equity

The Bank is subject to regulatory restrictions that limit cash dividends and loans to Bancorp. As of December 31, 1994, $343,872,000 of undistributed earnings of the Bank was available for distribution to Bancorp without prior regulatory approval.

The following is a breakdown of the unrealized valuation adjustment component of shareholder's equity as of December 31:

                                                              1994            1993             1992
                                                                         (In Thousands)
Foreign exchange translation
    adjustment                                           $   (858)        $(3,318)         $(3,248)
Investment securities                                     (17,468)          3,166                -
                                                        ----------      ----------       ----------
Unrealized valuation
    adjustments                                          $(18,326)        $  (152)         $(3,248)
                                                        ==========      ==========       ==========

2. Investment Securities

The following presents the details of the investment portfolio as of December 31, 1994:

                                                                 Gross          Gross
                                             Amortized      Unrealized     Unrealized      Aggregate
                                                  Cost           Gains         Losses     Fair Value
                                                                   (In Thousands)
Securities held to maturity
Restricted equity securities                $   34,303          $    -     $       -      $   34,303
Debt securities issued by the
    United States Treasury and
    agencies                                   969,005             316       (20,482)        948,839
Debt securities issued by state
    and municipalities of the
    United States                               37,353           1,367          (796)         37,924
Debt securities issued by foreign
    governments                                 35,672             533             -          36,205
Corporate debt securities                            -               -             -               -
Mortgage back-securities                       606,710           1,600       (31,192)        577,118
Other debt securities                           20,042              12           (99)         19,955
                                         -------------   -------------  -------------  -------------
                                           $ 1,703,085          $3,828      $(52,569)     $1,654,344
                                         =============   =============  =============  =============

                                                                 Gross          Gross
                                             Amortized      Unrealized     Unrealized      Aggregate
                                                  Cost           Gains         Losses     Fair Value
                                                                   (In Thousands)
Securities available for sale
Equity securities                           $        -         $     -      $      -      $        -
Debt securities issued by the
    United States Treasury and
    agencies                                   600,551             191        (8,421)        592,321
Debt securities issued by state
    and municipalities of the
    United States                                    -               -             -               -
Debt securities issued by foreign
    governments                                      -               -             -               -
Corporate debt securities                            -               -             -               -
Mortgage backed-securities                     716,343              50       (20,874)        695,519
Other debt securities                           52,383               -           (60)         52,323
                                         -------------   -------------  -------------  -------------
                                            $1,369,277         $   241      $(29,355)     $1,340,163
                                         =============   =============  =============  =============


The following presents the details of the investment portfolio as of December 31, 1993:

                                                                                               GrossGross
                                             Amortized      Unrealized     Unrealized      Aggregate
                                                  Cost           Gains         Losses     Fair Value
                                                                   (In Thousands)
Securities held to maturity
Debt securities issued by the
    United States Treasury and
    agencies                                $2,110,735         $24,014     $       -      $2,134,749
Debt securities issued by state
    and municipalities of the
    United States                               40,566           3,260            (3)         43,823
Debt securities issued by foreign
    governments                                  9,175               -             -           9,175
Mortgage-backed securities                     496,601           9,502          (989)        505,114
Other debt securities                           30,014           1,093             -          31,107
                                         -------------   -------------  -------------  -------------
                                            $2,687,091         $37,869      $   (992)     $2,723,968
                                         =============   =============  =============  =============


                                                                 Gross          Gross
                                             Amortized      Unrealized     Unrealized      Aggregate
                                                  Cost           Gains         Losses     Fair Value
                                                                   (In Thousands)

Securities available for sale
Debt securities issued by the
    United States Treasury and
    agencies                                $  216,162        $  7,162     $       -      $  223,324
Corporate securities                                 -               -             -               -
Mortgage-backed securities                     649,094           2,139        (4,062)        647,171
                                         -------------   -------------  -------------  -------------
                                            $  865,256        $  9,301     $  (4,062)     $  870,495
                                         =============   =============  =============  =============

The book values and estimated market values of investment securities as of December 31, 1992 are as follows:

                                                                 Gross          Gross      Estimated
                                                            Unrealized     Unrealized         Market
                                            Book Value           Gains         Losses          Value
                                                                   (In Thousands)
United States Treasury securities           $1,773,715       $  39,002      $   (523)     $1,812,194
Securities of other United States
    government agencies and
    corporations                               578,970          12,390          (901)        590,459
Obligations of states and political
    subdivisions                                57,485           2,464          (293)         59,656
Debt securities issued by foreign
    governments                                  1,897               -             -           1,897
Corporate securities                               494           6,711             -           7,205
Mortgage-backed securities                     468,039          13,463        (3,115)        478,387
Other securities                                60,897           2,568             -          63,465
                                         -------------   -------------  -------------  -------------
                                            $2,941,497       $  76,598       $(4,832)     $3,013,263
                                         =============   =============  =============  =============

The following presents an analysis of the contractual maturities of the investment securities portfolio as of December 31, 1994:

                                                                                       Estimated Fair
                                                                       Cost                 Value
                                                                          (In Thousands)
Securities held to maturity
Due in one year or less                                         $   607,915           $   604,421
Due after one year through five years                               369,122               352,444
Due after five years through ten years                                8,230                 9,523
Due after ten years                                                  76,805                76,535
                                                              -------------         -------------
                                                                  1,062,072             1,042,923
Mortgage-backed securities                                          606,710               577,118
Restricted equity securities                                         34,303                34,303
                                                              -------------         -------------
                                                                 $1,703,085            $1,654,344
                                                              =============         =============
Securities available for sale
Due in one year or less                                          $  515,727            $  514,737
Due after one year through five years                               137,207               129,908
Due after five years through ten years                                    -                     -
Due after ten years                                                       -                     -
                                                              -------------         -------------
                                                                    652,934               644,645
Mortgage-backed securities                                          716,343               695,518
Equity securities                                                         -                     -
                                                              -------------         -------------
                                                                 $1,369,277            $1,340,163
                                                              =============         =============

Proceeds from sales of investment securities during 1994 were $516,906,000. Gross gains of $244,000 and gross losses of $17,235,000 were realized on those sales. The cumulative investment valuation reserve was $17,468,000 (net of taxes) as of December 31, 1994.

Investment securities carried at $3,010,907,000, $3,369,036,000, and $3,418,254,000, were pledged to secure deposits of public (governmental) entities, repurchase agreements and swap agreements at December 31, 1994, 1993 and 1992, respectively. The December 31, 1994 amount included investment securities with a carrying value of $2,365,226,000 and a market value of $2,327,239,000 which were pledged solely for repurchase agreements.

3. Loans

Loans consisted of the following at year-end:

                                                     1994             1993             1992
                                                                 (In Thousands)
Domestic loans:
    Commercial and industrial                  $1,798,430       $1,672,512       $1,835,674
    Real estate:
        Construction - Commercial                 105,505          128,041          214,226
                     - Residential                  1,180            5,839           27,808
        Mortgage - Commercial                   1,122,802        1,116,396          921,438
                 - Residential                  1,951,670        1,698,454        1,486,150
    Installment                                   695,840          639,930          624,830
                                            -------------    -------------    -------------
Total domestic loans                            5,675,427        5,261,172        5,110,126

Foreign loans                                     696,734          593,497          608,633
                                            -------------    -------------    -------------
Subtotal                                        6,372,161        5,854,669        5,718,759

Lease financing:
    Direct                                         96,758          110,698          115,518
    Leveraged                                     274,628          281,767          264,255
                                            -------------    -------------    -------------
Total lease financing                             371,386          392,465          379,773
                                            -------------    -------------    -------------
Total loans                                    $6,743,547       $6,247,134       $6,098,532
                                            =============    =============    =============

Transactions in the reserve for possible loan losses were as follows:

                                                     1994             1993             1992
                                                                 (In Thousands)
Balance at beginning of year                    $107,568         $112,018         $100,118
Provision charged to operations                   21,764           52,009           48,503
Reserves acquired                                  1,437                -                -
Charge-offs                                      (23,316)         (62,686)         (41,797)
Recoveries                                        23,870            6,227            5,194
                                            -------------    -------------    -------------
Net recoveries (charge-offs)                         554          (56,459)         (36,603)
                                            -------------    -------------    -------------
Balance at end of year                          $131,323         $107,568         $112,018
                                            =============    =============    =============

Certain commercial and mortgage loans totaling $303,873,000 were pledged to secure certain public deposits and the Federal Home Loan Bank advance at December 31, 1994.

Non-performing assets, including non-accrual and restructured loans and foreclosed real estate, totaled $47,026,000, $53,717,000 and $81,246,000 as of December 31, 1994, 1993, and 1992, respectively.

Certain directors and executive officers of the Bank, its subsidiary companies, companies in which they are principal owners, and trusts and estates in which they are involved, were loan customers during 1994, 1993 and 1992. These loans were made in the ordinary course of business at the Bank's normal credit terms, including interest rate and collateral requirements, and do not represent more than a normal risk of collection. Such loans at December 31, 1994, 1993 and 1992 amounted to $70,472,000,
$75,931,000 and $84,026,000, respectively.  During 1994, the activity in these loans included new borrowings of $27,741,000 and repayments of $29,345,000 and other adjustments of $3,855,000 relating to the changes in directors and the companies and trusts in which they are involved.

4. Premises and Equipment

The Bank owns and leases premises consisting primarily of operating facilities, the great majority of which are located in Hawaii. The Bank has three significant properties, all of which are in downtown Honolulu. The largest is the condominium units in the Financial Plaza of the Pacific in which the Bank's head office is situated. The capital leases are for portions (less than 12.0%) of the Financial Plaza of the Pacific. The terms of the leases are 60 years, further details of the capital leases are included in the long-term debt foot note. In addition, the Bank owns a two-story building on the outskirts of downtown Honolulu which houses data processing and certain operational functions and a five-story building which houses administrative departments. In 1993, the Bank entered into a contract to build a 248,000 square foot facility in the Kapolei area on Oahu. The building will be primarily used as an operations facility and will also house a Bank of Hawaii branch. The contracts for construction of the building total $43 million, $33.7 of which has been included as part of premises and equipment. Depreciation will commence when the building is placed in service in late 1995.

The following is a summary of data for major categories of premises and equipment:

                                                               Accumulated
                                                              Depreciation
                                                                       and
                                                     Cost     Amortization   Net Book Value
                                                                 (In Thousands)
December 31, 1994
Capital leases                                   $  4,464       $    (357)         $  4,107
Premises                                          217,940         (65,676)          152,264
Equipment                                         119,277         (71,952)           47,325
                                            -------------    -------------    -------------
                                                 $341,681       $(137,985)         $203,696
                                            =============    =============    =============
December 31, 1993
Premises                                         $167,943       $ (58,680)         $109,263
Equipment                                         103,507         (64,735)           38,772
                                            -------------    -------------    -------------
                                                 $271,450       $(123,415)         $148,035
                                            =============    =============    =============
December 31, 1992
Premises                                         $153,011       $ (52,332)         $100,679
Equipment                                          97,205         (61,229)           35,976
                                            -------------    -------------    -------------
                                                 $250,216       $(113,561)         $136,655
                                            =============    =============    =============

The amounts of depreciation and amortization (including capital lease amortization) included in consolidated expense were $19,802,000, $17,527,000 and $15,519,000 in 1994, 1993 and 1992,
respectively.

The Bank's operating leases are for certain branch premises and data processing equipment. The majority of the premises' leases provide for a base rent for a stipulated period with various renewal options. Portions of certain properties are subleased to others for periods expiring in various years through 2000. Lease terms generally provide for the lessee to pay operating costs such as taxes and maintenance.

Future minimum payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more and capital leases consisted of the following at December 31, 1994:

                                           Capital Leases                  Operating Leases
                                                                             (In Thousands)
    1995                                         $      7                          $ 11,162
    1996                                                7                             8,670
    1997                                                7                             7,668
    1998                                                7                             7,299
    1999                                                7                             6,326
    Thereafter                                     34,945                            92,543
                                            -------------                     -------------
    Total minimum lease payments                   34,980                          $133,668
    Amounts representing interest                  29,858                     =============
                                            -------------
    Present value of net minimum
        lease payments                           $  5,122
                                            =============

Minimum future rentals receivable under subleases for noncancelable operating leases at December 31, 1994 amounted to $765,000.

Rental expense for all operating leases consisted of:

                                                     1994             1993             1992
                                                                 (In Thousands)
Minimum rentals                                  $19,194          $20,589          $17,874
Sublease rental income                              (282)            (229)            (235)
                                            -------------    -------------    -------------
                                                 $18,912          $20,360          $17,639
                                            =============    =============    =============

5. Deposits

Interest on deposit liabilities in 1994, 1993 and 1992 consisted of the following:

                                                     1994             1993             1992
                                                                 (In Thousands)
Domestic interest bearing demand
    accounts                                     $ 36,031         $ 37,560         $ 53,209
Domestic savings accounts                          24,064           28,041           34,312
Domestic time accounts                             52,256           63,784          139,314
Foreign accounts                                   58,247           45,111           37,249
                                            -------------    -------------    -------------
                                                 $170,598         $174,496         $264,084
                                            =============    =============    =============

Time deposits with balances of $100,000 or more in domestic banking offices were $505,925,000 in 1994. Of this amount, $27,472,000 represents deposits of public (governmental) entities which require collateralization by acceptable securities. The majority of deposits in the foreign category are time deposits in denominations of $100,000 or more.

Maturities of domestic time deposits of $100,000 or more at December 31, 1994 are summarized as follows:

                                                                  Domestic
                                                            (In Thousands)
    Under 3 months                                                $264,724
    4 to 6 months                                                   85,790
    7 to 12 months                                                  67,557
    Over 12 months                                                  87,854
                                                             -------------
                                                                  $505,925
                                                             =============

6. Short-term Borrowings

Details of short-term borrowings for 1994, 1993 and 1992 were as follows:

                                                                            Securities Sold
                                                              Other Short-            Under
                                                    Funds             term    Agreements to
                                                Purchased       Borrowings       Repurchase
                                                              (In Thousands)
1994
Amounts outstanding December 31                $  609,574         $406,711       $2,133,099
Average amount outstanding during year         $  595,187         $415,166       $2,401,099
Maximum amount outstanding at any
    month's end                                $  660,301         $509,643       $2,728,370
Weighted-average interest rate during
    year *                                          4.26%            2.96%            4.10%
Weighted-average interest rate on
    balance outstanding at end of year              5.79%            3.22%            5.26%

1993
Amounts outstanding December 31                $  748,500         $390,689       $2,508,850
Average amount outstanding during year         $  761,521         $223,468       $2,666,354
Maximum amount outstanding at any
    month's end                                $  970,311         $468,356       $3,041,525
Weighted-average interest rate during
    year *                                          3.20%            3.81%            3.29%
Weighted-average interest rate on
    balance outstanding at end of year              3.15%            2.72%            3.35%

1992
Amounts outstanding December 31                $1,113,356         $165,857       $2,294,608
Average amount outstanding during year         $  755,675         $178,572       $1,064,292
Maximum amount outstanding at any
    month's end                                $1,113,356         $229,724       $2,294,608
Weighted-average interest rate during
    year *                                          3.82%            6.09%            3.68%
Weighted-average interest rate on
    balance outstanding at end of year              3.38%            3.74%            3.37%

*Average rates for the year are computed by dividing actual interest expense on  borrowings by average daily borrowings.


Funds purchased generally mature on the day following the date of purchase. Other short-term borrowings consist mainly of foreign call deposits which generally mature in 90 days and bear interest rates reflecting such maturities. There was also a one year Bank note for $100 million bearing a fixed interest rate of $3.55% which matured in January 1995.

Securities sold under agreements to repurchase were treated as financings and the obligations to repurchase the identical securities sold were reflected as a liability with the dollar amount of securities underlying the agreements remaining in the asset accounts. At December 31, 1994, the weighted average contractual maturity of these agreements was 90 days and represent investments by public (governmental) entities, primarily the State of Hawaii ($1.3 billion) and a local municipality ($0.6 billion). A schedule of maturities of these agreements are as follows (in thousands):

Overnight                                      $        -
Less than 30 days                                 361,222
30 to 90 days                                     938,170
Over 90 days                                      833,707
                                            -------------
                                               $2,133,099
                                            =============

7. Long-term Debt

Amounts outstanding as of year-end were as follows:

                                                     1994             1993             1992
                                                                 (In Thousands)
Subordinated notes                               $118,609         $124,540          $     -
Medium-term notes                                 549,441           99,830                -
Federal Home Loan Bank advance                     25,000                -                -
Capitalized lease obligations                       5,122                -                -
                                            -------------    -------------    -------------
                                                 $698,172         $224,370          $     -
                                            =============    =============    =============

The subordinated notes, which were issued in 1993, have a fixed interest rate of 6.875% and mature in 2003. The medium-term notes, which were issued in 1993 and 1994, are unsecured and carry two year terms with floating interest rates which are tied to the three-month LIBOR rate; adjusted quarterly. The Federal Home Loan Bank advance bears interest at 7.92% and matures in 1996. As of December 31, 1994, loans totaling $30,000,000 were pledged to secure the advance along with FHLB stock.

The capitalized lease obligations are for certain condominium units in the Financial Plaza of the Pacific. The leases have 60 year terms. The lease payments allocated to the capital leases are fixed at $7,000 per year until 2002; $605,000 per year from 2003 to 2007 and $665,000 per year from 2008 to 2012. The rates are negotiable thereafter.

Long-term debt maturities for the five years succeeding December
31, 1994, are $99,932,000 in 1995; $474,523,000 in 1996; $7,000 in
1997, $7,000 in 1998 and $7,000 in 1999.

Interest paid on long-term debt in 1994 totaled $17,392,000.

8. International Operations

The following table provides certain selected financial data for the Bank's international operations for the years ended December
31, 1994, 1993 and 1992:

                                                     1994             1993             1992
                                                                 (In Thousands)
Average assets                                 $1,699,168       $1,908,883       $1,864,876
Average loans                                     667,828          666,091          589,974
Average deposits                                1,240,692        1,259,042          860,773
Operating income                                   97,134           94,096          105,652
Income before taxes                                12,000           13,425           17,865
Net income                                          7,137            8,528           11,457

Average assets primarily consist of short-term, interest-bearing deposits with foreign branches of U.S. banks and large international banks. On average, these deposits were $802,833,000, $1,086,554,000, and $1,118,977,000 during 1994, 1993 and 1992, respectively.

To measure international profitability, the Bank maintains an internal transfer pricing system for the use of domestic funds and makes certain income and expense allocations. Interest rates used in determining charges on advances of funds are based on prevailing deposit rates. Overhead is allocated to reflect services rendered by administration units to profit centers.

9. Contingent Liabilities

The Bank is a defendant in various legal proceedings and, in addition, there are various other contingent liabilities arising in the normal course of business. After consultation with legal counsel, management does not anticipate that disposition of these proceedings and contingent liabilities will have a material effect on the consolidated financial statements.

10. Retirement, Profit Sharing and Other Post Retirement Benefit
Plans

The Bank has a noncontributory, defined-benefit retirement plan
(Plan) which covers salaried employees who have met the Plan's eligibility requirements. Benefits are based on years of service and average final compensation. The Bank's funding policy is to contribute annually an amount that falls within the minimum to maximum amount that can be deductible for income tax purposes.

Plan assets are managed by investment advisors in accordance with investment policies established by the Plan Trustees. Investments are generally marketable securities including stocks, bonds and money market funds.

The Bank has a nonqualified Excess Benefits Plan which covers all employees of the Bank and participating subsidiaries who have met eligibility requirements. The unfunded Excess Benefits Plan recognizes the liability to Plan participants for amounts exceeding those allowed to be included in the qualified defined benefit Plan. The table below includes the status of this Excess Benefit Plan.

In January 1995, the Bank announced a restructuring of these plans. The benefits provided by the plans will be "frozen" as of December 31, 1995 with a phase out provided to certain groups of staff members. In conjunction with this restructuring, qualifying staff have been offered an early retirement option. The option for staff members who are at least 50 years of age with 10 years or more of service provides an extra 5 years of service and 5 years of age for benefit calculation purposes. In addition, the staff member will receive $250.00 per month until age 65 to defray medical benefit costs. At this point, it is not certain as to how many of these qualifying staff members will accept the offer of early retirement and the ultimate financial impact is not determinable. The restructuring will be accounted for as a curtailment.

The following table sets for the Plans' funded status and amounts recognized in the Bank's statements of condition at December 31, 1994, 1993 and 1992:

                                                     1994             1993             1992
                                                                 (In Thousands)
Actuarial present value
    of benefit obligations:
        Vested benefit obligation                $59,208          $56,553          $44,369
                                            =============    =============    =============
        Accumulated benefit
          obligation                             $63,445          $61,038          $48,154
                                            =============    =============    =============
Projected benefit obligation                     $98,443          $99,831          $83,614
Plan assets (primarily
    marketable securities) at fair
    value                                         78,689           73,064           59,456
                                            -------------    -------------    -------------
Projected benefit obligation in
    excess of plan assets                        (19,754)         (26,767)         (24,158)
Unrecognized net (gain)/loss                      (3,766)           2,287           (1,892)
Unrecognized net obligation at
    January 1, 1985 being
    recognized over 15 years                      (1,841)          (2,220)          (2,600)
Prior service cost not yet
    recognized in net periodic
    pension cost                                   1,907            2,333            3,121
                                            -------------    -------------    -------------
Accrued pension liability
    recognized in the Statement of
    Condition                                   $(23,454)        $(24,367)        $(25,529)
                                            =============    =============    =============

Net pension costs included the following components:

                                                     1994             1993             1992
                                                                 (In Thousands)
Service cost--benefits earned
    during the period                            $ 7,561          $ 6,803          $ 6,172
Interest cost on projected benefit
    obligation                                     7,299            6,626            5,786
Actual return on assets                            1,533           (5,992)          (2,548)
Net amortization and deferral                     (8,080)             557           (2,096)
Net periodic pension costs of
    affiliates                                      (635)            (703)            (598)
                                            -------------    -------------    -------------
Net periodic pension costs                       $ 7,678          $ 7,291          $ 6,716
                                            =============    =============    =============

Assumptions used in the accounting were as follows:

                                                                  December 31
                                                     1994             1993             1992

Weighted-average discount rates                     8.25%             7.5%             8.0%
Rates of increase in
    compensation levels                             5.00%             5.0%             5.5%
Expected long-term rate of
    return on assets                                8.50%             8.5%             8.5%


There is a deferred compensation profit-sharing plan (Profit Sharing Plan) for the benefit of all employees who have met the Profit Sharing Plan's eligibility requirements. The Profit Sharing Plan provides for annual contributions based on a schedule of performance levels. The schedule establishes the percentage of adjusted net income to be contributed based on the Bank's adjusted return on equity. Members of the Profit Sharing Plan are permitted to elect to invest their annual allocation in shares of common stock of Bancorp Hawaii, Inc., and to receive up to 50% of their annual allocation in cash. Contributions amounted to $6,737,000 in 1994, $8,928,000 in 1993, and $9,249,000 in 1992.

The restructuring of the defined benefit plan, mentioned earlier will affect the Profit Sharing Plan. The Profit Sharing Plan will be enhanced with a company matching of the 401(k) contribution of $1.25 for each $1.00 contributed by the staff member up to 2% of their compensation. The Bank will also establish a new defined contribution plan for which it will contribute 4% of annual compensation to staff members meeting certain eligibility and vesting requirements. These changes are expected to be implemented on January 1, 1996.

The Bank adopted SFAS No. 106 "Employer's Accounting for Postretirement Benefits Other Than Pensions," (SFAS 106) as of January 1, 1993. The defined benefit plan provides group life, dental and medical insurance coverage. Over the last several years, the programs have been modified to provide a "sharing of costs" where both the employer and employees pay a portion of the premium costs. Most of the employees of the Bank and its subsidiaries are covered who have met the eligibility requirements. The Bank has elected to recognize the transition obligation over 20 years as allowed upon adoption of SFAS 106. Bancorp has no segregated assets to provide postretirement benefits as of December 31, 1994 and 1993.

The following schedule presents the funded status of the liability as of December 31:

                                                     1994                              1993
                                                                 (In Thousands)
Accumulated Postretirement Benefit
    Obligation
        Retirees                                $ (8,785)                         $ (8,869)
        Other Fully Eligible Plan Participants    (6,243)                           (6,038)
        Other Active Plan Participants            (8,863)                           (9,447)
                                            -------------                     -------------
        Total                                    (23,891)                          (24,354)
Plan Assets                                            -                                 -
                                            -------------                     -------------
Accumulated Postretirement Benefit
    Obligation in Excess of Plan Assets          (23,891)                          (24,354)
Unrecognized Transition Obligation Being
    Amortized Over 20 years                       13,166                            13,337
Unrecognized Net Gain/Loss                        (2,833)                              699
                                            -------------                     -------------
Accrued Postretirement Benefit Liability        $(13,558)                         $(10,318)
                                            =============                     =============

The net periodic postretirement benefit cost was:

                                                     1994                              1993
                                                                 (In Thousands)
Service Cost                                       $1,089                            $1,151
Interest Cost                                       1,820                             1,678
Amortization of Transition Obligation                 731                               702
                                            -------------                     -------------
Net Periodic Postretirement Benefit cost           $3,640                            $3,531
                                            =============                     =============

The following table presents the assumptions utilized to determine the expense and liability:

                                                     1994                              1993

Health Care Cost Trend Rate                         15.0%                             15.0%
Dental Care Cost Trend Rate                          7.5%                              7.5%
Weighted Average Discount Rate                       7.5%                              7.5%
Rate of Increase in Compensation Level               5.0%                              5.0%


The health care cost trend rate is projected at 15% per year until the year 2000 leveling to the ultimate 7%. A one percent increase in that trend rate of assumption (with all other assumptions remaining constant) would increase the service and interest cost components of the net periodic postretirement cost from $2,909,000 to $3,336,000. The impact of this one percent increase in the trend rates on the accumulated postretirement benefit obligation would be an increase to $26,681,000 at December 31, 1994.

11. Income Taxes

Effective January 1, 1992, the Bank adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes," and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1992 Consolidated Statement of Income.

The income tax provision includes the following significant components:

                                                     1994             1993             1992
                                                                 (In Thousands)
Current                                         $ 83,064           $50,269          $58,586
Deferred                                         (15,734)           20,640            6,915
                                            -------------    -------------    -------------
Provision for income taxes                      $ 67,330           $70,909          $65,501
                                            =============    =============    =============

The 1994, 1993, and 1992 tax provision includes state tax expense of $12,313,000, $13,251,000, and $11,423,000, respectively. The current provision also includes taxes on the gains and (losses) on the sale of securities of $(7,130,000), $3,227,000, and $872,000, for 1994, 1993, and 1992, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's deferred tax liabilities and assets as of December 31, 1994, 1993 and 1992, reclassified based on the tax returns as filed are as follows (in thousands):

                                                     1994             1993             1992
Deferred tax liabilities
Lease transactions                               $174,892        $165,830          $151,379
Deferred investment tax credits                     7,318           7,652             7,809
Accelerated depreciation                            1,480           2,225             2,269
                                            -------------    -------------    -------------
Total deferred tax liabilities                    183,690         175,707           161,457
                                            =============    =============    =============
Deferred tax assets
Reserve for loan losses                            49,941          40,826            42,666
Accrued pension cost                                7,728           7,227             7,968
Net operating loss carryforwards                      722           1,963                 -
Securities valuation reserve                       11,646          (2,110)                -
Others - net                                       11,243           9,657            10,115
                                            -------------    -------------    -------------
Total deferred tax assets                          81,280          57,563            60,749
                                            -------------    -------------    -------------
Net deferred tax liabilities                     $102,410        $118,144          $100,708
                                            =============    =============    =============

For financial statement purposes, the Bank had deferred investment tax credits for property purchased for lease to customers of $7,318,000, $7,652,000 and $7,809,000 at December 31, 1994, 1993
and 1992, respectively. In 1994, 1993 and 1992, investment tax credits included in the computation of the provision for income taxes were $334,000 $157,000 and $568,000, respectively.

The following analysis reconciles the federal statutory income tax rate to the effective consolidated income tax rate:

<CAPTION
                                                     1994             1993             1992
Statutory federal income tax rate                   35.0%            35.0%            34.0%
Increase (decrease) in tax rate resulting from:
    State taxes, net of federal income tax and
        foreign tax adjustments                      4.8              4.6              4.5
    Tax-exempt interest income                      (0.5)            (0.7)            (1.5)
    Effect of tax rate change on deferred tax assets
        and liabilities                                -              0.3                -
    Low income housing and investment tax credits   (0.6)            (0.6)            (0.3)
    Other                                            1.6             (0.5)             2.2
                                            -------------    -------------    -------------
Effective tax rate                                  40.3%            38.1%            38.9%
                                            =============    =============    =============

12. Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to manage its own exposure to fluctuations in interest and foreign exchange rates. These financial instruments include commitments to extend credit, foreign exchange contracts, standby letters of credit and interest rate swaps. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The FASB has segregated certain of these off balance sheet financial instruments which includes foreign exchange and interest rate swap type of instruments as derivative financial instruments. FASB has further categorized these derivative financial instruments into "held or issued for purposes other than trading" or "trading." The Bank does not currently utilize these derivative financial instruments for trading purposes.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For derivative financial instruments the contract or notional amounts do not represent exposure to credit loss. The Bank controls the credit risk of these instruments through credit approvals, limits and monitoring procedures.

Descriptions of these financial instruments with off balance sheet risks follows:

Traditional Off Balance Sheet Risk Instruments

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any terms or conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on an individual basis. The amount of collateral obtained is based on management's credit evaluation of the
customer.   Collateral held varies, but may include cash, accounts
receivable, inventory, and property, plant and equipment.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support borrowing agreements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds cash and deposits as collateral supporting those commitments for which collateral is deemed necessary.

Derivative Financial Instruments Held or Issued for Other Than
Trading

Foreign exchange contracts are contracts for delayed delivery of foreign currency in which the seller agrees to make delivery at a specified future date at a specified price. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in exchange rates and interest rates. Collateral is generally not required for these transactions. Net revenue (loss) on foreign exchange contracts totaled $0.2 million, $1.2 million and $(1.0) million for 1994, 1993, and 1992, respectively.

The Bank enters into various interest-rate swaps in managing its interest-rate risk. In these swaps, the Bank agrees to exchange, at specified intervals, the difference between fixed-and floating-interest amounts calculated on an agreed-upon notional principal amount. The Bank used swap agreements to effectively convert portions of its floating rate loans to a fixed rate basis. These swap transactions allowed the Bank to better match the funding source which is a portion of the Bank's core deposit base. The core deposit base, although subject to immediate withdrawal, displays a longer term fixed character. At December 31, 1994, $1.5 billion of such "receive-fixed" swaps were in effect. In addition, the Bank had entered into "pay fixed" swap agreements, prior to 1994, that effectively converted a portion of its floating rate liabilities to a fixed rate basis. These swap transactions were entered into to fix the funding costs for specific term loans. At December 31, 1994, $119.3 million of such "pay fixed" swaps were in effect. The net amount payable or receivable from interest-rate swap agreements is accrued as an adjustment to interest income.
The related amount payable or receivable from counter parties is included in accrued interest payable or receivable. The fair value of the swap agreements are not recognized in the financial statements.

The Bank's current credit exposure on swaps is limited to the value of interest-rate swaps that have become favorable to the Bank. At December 31, 1994, the market value of pay fixed interest rate swaps was $1.8 million and the market value of receive fixed interest rate swaps was $(93.2) million. The net fair value of all positions was $(91.4) million. Net revenue on interest rate swap agreements totaled $7.7 million, $14.1 million and $0.03 million for 1994, 1993 and 1992, respectively.

The table below summarizes by notional amounts the activity for each major category of swaps in 1994, 1993 and 1992. The Bank had no deferred gains or losses relating to terminated swap contracts in 1994.

                                            Receive Fixed                         Pay Fixed
                                                                 (In Thousands)
Balance, December 31, 1991                   $         -                         $  43,103
    Additions                                    150,000                                 -
    Maturities/amortizations                           -                            (7,627)
                                            -------------                     -------------
Balance, December 31, 1992                       150,000                            35,476
    Additions                                  1,250,000                           100,000
    Maturities/amortizations                    (121,231)                          (15,655)
                                            -------------                     -------------
Balance, December 31, 1993                     1,278,769                           119,821
    Additions                                    350,000                                 -
    Maturities/amortizations                    (156,719)                             (524)
                                            -------------                     -------------
Balance, December 31, 1994                    $1,472,050                          $119,297
                                            =============                     =============

The approximate annual maturities of swap agreements entered into as of December 31, 1994 were:

                                                        Notional Principal Expected to Mature in
                                               1995       1996       1997       1998       1999      Total
                                                                      (In Thousands)
Pay-fixed interest rate
    swaps:
        Fixed maturity                     $100,000    $15,000   $      -   $      -   $      -   $115,000
          Pay rate                            4.03%      8.35%         -%         -%         -%
          Receive rate                        6.78%         -%         -%         -%         -%
        Amortizing (1)                     $      -    $ 4,000   $      -   $      -   $      -   $  4,000
          Pay rate                               -%      7.49%         -%         -%         -%
          Receive rate                        6.50%         -%         -%         -%         -%
Receive-fixed interest
    rate swaps:
        Fixed maturity                     $300,000   $260,000   $240,000   $150,000   $      -   $950,000
          Pay rate                            7.02%         -%         -%         -%         -%
          Receive rate                        6.12%      5.17%      4.94%      5.32%         -%
        Amortizing (1)                     $ 61,000   $ 53,000   $ 67,000   $211,000   $130,000   $522,000
          Pay rate                            6.00%         -%         -%         -%         -%
          Receive rate                        5.09%      5.10%      5.41%      5.05%      5.31%

(1) Amortization estimated utilizing average prepayment speeds provided by various dealers in these instruments.



13. Fair Values of Financial Instruments

In December 1991, the FASB issued SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." This statement requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

    Cash and Cash Equivalents

    The carrying amounts reported in the balance sheet for cash and short-term investments approximate those assets' fair values.

    Investment Securities Held to Maturity, Investment Securities
    Available for Sale and Trading Securities

    Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Loans

    Fair values for loans are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, real estate, consumer, and foreign. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories. Fair values are calculated by discounting scheduled cash flows through the estimated maturity using estimated discount rates which reflect credit and interest rate risks inherent in the loan.

    Deposit Liabilities

    Fair values for non-interest bearing and interest bearing demand deposits and savings are, by definition, equal to the amount payable on demand at their reporting date (i.e., their carrying amounts). Fair values for time deposits are estimated using discounted cash flow analyses. Discount rates reflect rates currently offered for deposits of similar remaining maturities.

    Short-Term Borrowings

    The carrying amounts of funds purchased, securities sold under agreements to repurchase, and other short-term borrowings approximate their fair values.

    Long-Term Debt

    Fair values for long-term debt are estimated using discounted cash flow analyses, based on the Bank's current incremental borrowing rates for similar types of borrowings.

    Off-Balance Sheet Instruments

    Fair values for off-balance sheet instruments (e.g., commitments to extend credit, standby letters of credit, commercial letters of credit, foreign exchange and swap contracts, and interest rate swap agreements) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing, current settlement values, or quoted market prices of comparable instruments.

The following table presents the fair values of Bancorp's financial instruments at December 31, 1994, 1993 and 1992.

                                                     1994                  1993                 1992
                                            Book or               Book or               Book or
                                           Notional              Notional              Notional
                                              Value Fair Value      Value Fair Value      Value Fair Value
                                                                      (In Thousands)
Financial Instruments - Assets

Loans (1)                                $6,212,900 $6,315,300 $5,731,900 $5,894,000 $5,593,600 $5,775,000
Investment securities (2)                 3,043,200  2,994,500  3,557,600  3,594,500  2,941,500  3,013,300
Other financial assets (3)                  787,600    787,600    952,200    952,200  1,872,077  1,872,077

Financial  Instruments - Liabilities

Deposits                                  6,394,100  6,405,600  6,382,200  6,393,000  7,093,300  7,096,000
Short term borrowings (4)                 3,149,400  3,149,400  3,648,000  3,648,000  3,573,800  3,573,800
Long term debt (5)                          698,200    678,500    224,400    245,000          -          -


                                                     1994                  1993                 1992
                                            Book or               Book or               Book or
                                           Notional              Notional              Notional
                                              Value Fair Value      Value Fair Value      Value Fair Value
                                                                      (In Thousands)
Financial Instruments - Off-Balance Sheet

Financial instruments whose contract amounts represent credit risk:

    Commitments to
        extend credit                    $3,187,455    $9,548  $2,692,081    $8,113  $2,211,870    $6,438
    Standby letters of
        credit                              233,276     4,416     245,383     4,599     254,909     4,759
    Commercial letters of
        credit                              144,319       210     102,349       177      98,664       164

Financial instruments whose notional or contract amounts exceed the amount of credit risk:

    Foreign exchange and
        swap contracts                      285,390       229     339,882        61     407,901      (806)
    Interest rate swap
        agreements                        1,591,347   (91,420)  1,398,590      (277)    185,476      (967)

(1)  Includes all loans, net of reserve for loan losses, and excludes leases
(2)  Includes both held to maturity and available for sale securities
(3)  Includes interest bearing deposits, securities purchased under agreements to resell, funds sold, and trading securities
(4)  Includes security sold under agreements to repurchase, funds purchased and short term borrowings
(5)  Excludes capitalized lease obligations

14. Related Parties and Related Party Transactions

Included in deposits (foreign, demand non-interest bearing, and demand interest bearing) are deposits from its parent and various affiliates (subsidiaries of its parent), of $79,200,000 and $14,800,000, respectively. Interest paid on these deposits totaled $4,911,000 in 1994. The advances to affiliates include an advance of $25,000,000 to Bancorp Pacific, Inc. and $3,000,000 to First National Bank of Arizona. Interest income on these advances totaled $1,309,000 in 1994. The Bank paid insurance premiums of $3,566,000 to Bancorp Hawaii Insurance Services, Ltd., an affiliate, in 1994.


                              -45-